                                                                    Exhibit 10.1

                              MEMBERSHIP AGREEMENT


          This MEMBERSHIP AGREEMENT is entered into as of December 18, 1998 by and among ALASKA OCEAN SEAFOOD, L.P., a Washington limited partnership, ALASKA TRAWL FISHERIES, INC., a Washington corporation, AMERICAN SEAFOODS COMPANY, a Washington corporation ("American"), ARCTIC FJORD, INC., a Washington corporation, ARCTIC STORM, INC., a Washington corporation, GLACIER FISH COMPANY LLC, a Washington limited liability company, HIGHLAND LIGHT SEAFOODS, L.L.C., a Washington limited liability company, STARBOUND LTD. PARTNERSHIP, a Washington limited partnership, TYSON FOODS, INC., a Delaware corporation and any other members admitted pursuant to this Agreement (together, the "Members") and POLLOCK CONSERVATION COOPERATIVE, a Washington nonprofit corporation (the "Cooperative").

                                    RECITALS

          A. The American Fisheries Act (Div. C, Title II of Public Law 105-277) (the "Act") allocates the annual quota for the Bering Sea pollock fishery among three harvesting sectors for the years 1999 through 2004 and defines the classes of vessels eligible to harvest within each sector. Under Sections 206(b) and 208(e) of the Act, 40% of the Bering Sea pollock resource (net of a 10% allocation to the Community Development Quota program, and net of certain amounts reserved for incidental catch in non-pollock fisheries) is allocated to the catcher/processor sector (the "Catcher/Processor Allocation"), and the class of catcher/processor vessels eligible to harvest the Catcher/Processor Allocation is limited to certain named vessels and such replacement vessels as may be permitted by the Act (the "Vessels") and any catcher/ processor qualifying under Section 208(e)(21) of the Act. (The Vessels are identified on Exhibit B to this Agreement.) Pursuant to Section 210(c) of the Act, not less than 8.5% of the Catcher/Processor Allocation is to be made available to be harvested by certain catcher vessels (the "Catcher Vessels").

          B. American is the bareboat charterer and manager of Vessels 1 through 7 on Exhibit B. The other Members own Vessels 8 through 20.

          C. The Bering Sea pollock fishery has traditionally been managed on an "open access" or "Olympic competition" basis. Under this management regime, each fishery participant has an incentive to harvest as much resource as possible as quickly as possible, because when the common pool of the relevant sector's pollock quota is consumed, that sector is required to cease fishing.

          D. Because it promotes a "race for the fish", open access management encourages wasteful fishing and processing practices (as participants have an incentive to maximize harvest rather than optimize utilization of their catch), and creates a strong disincentive to employ careful fishing practices that have been demonstrated to reduce incidental catch of non-target species and increase product recovery rates.

               E. The Members believe that by reaching agreement concerning the amount of the Catcher/Processor Allocation each of them will harvest, it will be feasible for them to reduce the pace of their harvesting activities, increase the amount of product produced per ton of fish harvested, and modify their fishing operations to reduce their incidental catch of non-target species.

               F. To promote their compliance with the Magnuson-Stevens Fishery Conservation and Management Act standards promoting reduction of waste, discards and incidental catch of non-target species in the fisheries of the United States, and to reduce the incidental catch of non-target species in the Bering Sea fisheries, the Members desire to enter into an agreement regarding certain fish harvesting activities.

               Now, therefore, the parties agree as follows:

                    1. Harvesting Plan. Each Member hereby agrees, subject to the terms and conditions of the Act, this Membership Agreement, the Articles of Incorporation and the Bylaws of the Cooperative, and applicable restrictions under U.S. antitrust law, to harvest an annual percentage of the Bering Sea and Aleutian Islands resources no greater than provided under this Agreement.

                         a.   Pollock. Each Member agrees to harvest an annual
percentage of the Bering Sea/Aleutian Islands directed pollock fishing allowance no greater than that Member's percentage as set forth on the harvest schedule attached hereto as Exhibit A, (the "Harvest Schedule").

                         b.   Non-Pollock Groundfish. Each member agrees to
harvest an annual percentage of Bering Sea/Aleutian Islands non-pollock groundfish no greater than the percentages determined in accordance with Subsections 1.b.(i) and 1.b.(ii), below

                              (i) Directed Catch. Section 211(b) of the Act
prohibits the Vessels from, in the aggregate, exceeding the percentage of the Harvest available to the offshore component of any non-pollock Bering Sea and Aleutian Islands groundfish fishery, that is equivalent to the total harvest by the Vessels and certain named ineligible vessels (listed in Section 209 of the Act) (collectively, the "Contributing Vessels") in such fishery in 1995,1996 and 1997 (the "Base Years"), relative to the total amount available to have been harvested by the offshore component in such fishery in the Base Years. To facilitate compliance with the limit described in this Section, all Members shall annually allocate among themselves the amount of non-pollock groundfish allocations available for directed harvest by the Vessels in direct proportion to the catch history of the Contributing Vessels in the Base Years, or during such other year(s) as all Members may agree. The provisions of Section 3 shall apply to any Member's failure to comply with such allocation.

                         (ii) Incidental Catch. All amounts of non-pollock
groundfish reserved by NMFS for bycatch purposes shall be made available to the Vessels as a group. Each Member agrees to prevent its Vessels from harvesting at bycatch rates substantially in excess of their historical levels.

                    c. Management Measures. Each Member's allocation of pollock and other groundfish species shall be subject to all management measures generally applicable to the Catcher/Processor Allocation and the other groundfish allocated under Section 1.b., above (including but not limited to seasonal apportionments and area harvest restrictions) on a discreet, individual basis; i.e., each Member shall be restricted to harvesting no greater percentage of such Member's allocation in any season or area than the aggregate percentage of the Catcher/Processor Allocation permitted to be harvested in such season or area. Each Member shall have the individual authority to carry over from season to season a percentage of that Member's seasonal apportionment for each species no greater than the carry-over percentage generally applicable to the Catcher/Processor Allocation.

                    d. Prohibited Species Catch Allocations. Prohibited species catch (PSC") apportionments for the fisheries in which the Members participate shall be made in a manner that will allow each Member, to the maximum extent possible, to prosecute pollock and non-pollock groundfish fisheries at a level equal to the Member's average harvest level during the Base Years. Initially, PSC will be apportioned among the pollock and non-pollock fisheries in the same proportion, on a PSC to target species ratio, as PSC limits established by the Council and NMFS for the Base Years. Any change in these initial apportionments will require the approval of all Members.

                    e. Annual Fishing Plan. The Members agree to meet each January prior to the opening of the trawl fishery to prepare an annual fishing plan that allocates the incidental catch referenced in Section 1.b.(ii), above and the PSC allocations referenced in Section 1.d., above among the directed fisheries in which the Members are eligible to participate. The Members agree to meet regularly to review the annual fishing plan and make appropriate adjustments.

                    f. Scope of Agreement. The Members agree that the Harvest Schedule and the provisions of Subsection 1.b., above govern only the harvesting activities of the Members, and, pursuant to Section 10, below, nothing in this Agreement shall be construed as limiting any Member's production from the fish it harvests (which each Member is encouraged to maximize, within the terms of this Agreement), or limiting in any respect each Member's ability to market such products on a fully competitive basis.

                    g. Vessel Use. Members with more than one Vessel eligible to harvest under the Catcher/Processor Allocation may elect to harvest their Harvest Schedule and non-pollock groundfish percentages with any number of Vessels.

                    h. Acquisition or Transfer of Harvesting Allocation. Not withstanding the provisions of Section 1.a and 1.c. above, and subject to limits imposed by law, each Member shall have the right to transfer some or all of such Member's pollock and other groundfish allocation(s) to one or more other Members, and shall have the right to acquire pollock and other groundfish and/or the rights to harvest pollock and groundfish from the Catcher Vessels, or any of them, or an association they may form, on any terms each Member may agree upon. Members doing so shall notify the Cooperative and Sea State, Inc. or such other independent quota monitoring service as the Cooperative may retain from time to time (the "Monitoring Service") within seven (7) days, and in any case, prior to the harvest of any portion of a transferred allocation. Upon providing such notice, the relevant Members' Harvest Schedules and/ or non-pollock allocation percentages shall be considered to be amended accordingly for the term of the transfer agreement.


               2. Catch Monitoring. To enable each Member and the Cooperative to monitor other Members' compliance with the Act and this Agreement, each Member hereby agrees to carry the number and type of NMFS-certified observers required by law aboard each of its Vessels participating in the Bering Sea/ Aleutian Islands fisheries during the term of this Agreement, and to report each Vessel's catch on a daily basis to both the NMFS Observer Program and the Monitoring Service. Each Member agrees that absent manifest error, the catch data produced for the Cooperative by the Monitoring Service shall be presumed accurate, and that each Member's obligations under this Agreement and all related documents may be enforced to their fullest extent on the basis of such data.

               3. Allocation Enforcement. Each Member acknowledges and agrees that the benefits associated with the Members' mutual harvest agreement will only accrue to the Members if each of them strictly complies with the Harvest Schedule and the non-pollock groundfish allocations determined in accordance with Section 1.b., above. Each Member acknowledges that all other Members will be taking certain significant operational and financial actions based on this Agreement, and that a breach of this Agreement by any Member would have significant adverse consequences. Therefore, to facilitate enforcement of this Agreement, each Member agrees to the procedure set forth in this Section 3.

                    a.   Forfeiture Amount Calculation.  Not less than thirty
(30) days before each first annual Bering Sea trawl fishery opening for the catcher/processor sector, the Cooperative Board of Directors shall set a forfeiture amount for an unprocessed metric ton of each species covered by this Agreement (the "Forfeiture Amounts").

                    b. Bonding or Alternative Security. Not more than ten (10) days following announcement of the Forfeiture Amounts by the Board of Directors, each Member shall provide the Cooperative with such security as the Board may require (if any), which may include either:

                         (i)  a bond (the "Harvest Bond") securing that Member's
performance under this Agreement, in an amount equal to (i) the relevant Forfeiture Amount, multiplied by (ii) ten percent (10%) of such Member's percentage for the relevant species, multiplied by (iii) the number of tons of such species allocated for harvesting by catcher/processors; or

                         (ii) an alternative form of security acceptable to the
Board of Directors (the "Alternative Security").

                    c. Overharvest Forfeiture. Following the close of the Bering sea/Aleutian Islands trawl fisheries to the catcher/processor sector, the Board of Directors shall review the seasonal harvest data from the Monitoring Service, and report to the Members concerning the Members' compliance with the harvest allocations made under this Agreement. Upon the Members determining in accordance with the organization's Bylaws that a Member harvested in excess of that Member's percentage, the Cooperative shall have the right to collect from such Member an amount equal to the Forfeiture Amount multiplied by the number of metric tons by which such Member's harvest exceeded that Member's allocation.

                    d. Voluntary Compliance. The Members and the Cooperative agree that upon the Cooperative's Members determining that a Member has overharvested any of its allocations, the Cooperative shall not enforce its rights to collect against an overharvesting Member's Harvest Bond or other collateral without first providing the overharvesting Member with fifteen (15) days advance notice of its intent to exercise its rights of collection, during which period the Member may request reconsideration of the enforcement action or may propose an alternative method of compensating the remaining Members and the Cooperative. The remaining Members may grant or deny any request for reconsideration and may approve or disapprove any alternative form of compensation in their sole discretion.

                    e. Enforcement. Each Member agrees to take all actions and execute all documents necessary or convenient to give effect to the enforcement procedure contemplated under this Section 3. Each Member waives all rights of legal or equitable defense, counterclaim or offset related to any enforcement action taken in compliance with this Section 3. Each Member agrees that the Cooperative shall be entitled to actual damages in addition to forfeited amount, which shall be distributed in accordance with Section 3.f., below upon award. Each overharvesting member against whom an enforcement action is brought shall pay all costs, fees and expenses, including attorneys fees, incurred by the Cooperative in enforcing the provisions of this Section 3.

                    f. Distribution of Bond Proceeds and Damages. All funds forfeited or awarded to Members and or the Cooperative under this provision in excess of the costs of enforcement shall be distributed pro-rata among the Members who harvested less than their allocation of the relevant species, with each Member receiving a fraction of such funds the numerator of which is the amount by which such

 Member's catch of the relevant species was less than such Member's allocation, and the denominator of which is the sum of all Members' catch shortfalls.

               4. Vessel Transfer Restrictions. Each Member acknowledges that the other Members will make investments in equipment and vessel modifications designed to improve their utilization of the Bering Sea resources in reliance on this Agreement, and that a breach of this Agreement during its term by any of them may cause the remaining Members to suffer substantial adverse economic consequences. In addition, each Member acknowledges that one of the primary purposes of this Agreement is to improve all Members' abilities to avoid certain non-target species, and that failure to constrain such incidental catch could result in premature closure of certain Bering Sea or Aleutian Islands fisheries, at substantial cost to all Members.

                  a. Restrictions. Each Member agrees that so long as this Agreement remains in effect, no Member shall have the authority to sell, charter or transfer operating authority over a Vessel to a party not bound by this Agreement, regardless of whether such transfer is temporary or permanent, and regardless of whether such transfer is effected as part of a vessel sale or otherwise, unless (i) the proposed transferee first assumes all of the transferring Member's obligations under this Agreement with regard to the rights transferred, in which case, the transferring Member shall be released therefrom, or (ii) the transferring Member either retains the Vessel's Bering Sea/Aleutian Islands fishing rights, or transfers such rights to the Cooperative or another Member of the Cooperative. All Members agree to negotiate in good faith to create a reasonable mechanism to prevent any transfer in violation of this Section. Each Member further agrees that should a Vessel that it owns, charters or manages be transferred to a party not bound by this Agreement, all Bering Sea/Aleutian Islands groundfish harvested outside of this Agreement by such Vessel shall be deducted from such Member's allocation(s) under this Agreement. Any attempted or purported transfer of a Vessel or its fishing rights other than in compliance with this Section shall be void.

               5. Purchase of Catcher Vessel Reserve. Section 210(c) of the Act provides that not less than 8.5% of the Catcher/Processor Allocation (the "Catcher Vessel Reserve") shall be available for harvest by the Catcher Vessels. To insure compliance with the Act, the pollock directed fishing allowance percentages reflected on the Harvest Schedule are net of the Catcher Vessel Reserve; i.e., the 36.6% total reflected in the Harvest Schedule reflects a reserve of 3.4% of the total pollock directed fishing allowance, which is 8.5% of the 40% allocated to the catcher/processor sector. To insure a competitive market for Catcher Vessel Reserve quota, each Member shall independently determine the amount of the Catcher/Processor Allocation it will purchase from Catcher Vessels, and shall conduct all related price and purchase terms negotiations independently of all other Members. To insure that the combined amounts of Members direct pollock harvest and Catcher Vessel Reserve quota purchases do not exceed the percentage of the pollock directed fishing allowance allocated to the catcher/processor sector, each Member shall report the amount of its Catcher Vessel purchases to the Monitoring Service on a daily basis, and the Cooperative shall arrange for the Monitoring Service to issue notice to all Members when the Catcher Vessel Reserve has been fully harvested, but not before. Thereafter, quota purchases from Catcher Vessels shall be counted against the Harvest Schedule amounts of the Members making such purchases. Should the Catcher Vessels form a qualifying marketing association or cooperative, the terms and conditions of an agreement between the Catcher Vessel association and the Cooperative may supersede the provisions of this Section.

               6. Term and Termination. This Agreement shall take effect as of its execution by all Members, and may be terminated by any two (2) Members upon the occurrence of any of the following events. For purposes of this Section 6, any two Members with common ownership or control of 10% or more of their equity interest shall be considered one Member. A Member whose Vessel is transferred as the result of the proceedings in Subsection b., below, shall not be counted as a terminating Member.

                   a. a determination by any government agency of competent jurisdiction or a reasonable determination by the Cooperative that this Agreement violates either State or Federal antitrust or unfair competition law, or unreasonably exposes any Member or the Cooperative to civil anti-trust or unfair competition litigation;

                   b. if, as the result of: (i) filing a petition or answer seeking reorganization, liquidation or dissolution pursuant to Chapter 7 or Chapter 11 of the U.S. Bankruptcy Code as amended from time to time, or comparable State law; (ii) becoming the subject of an order for relief in proceedings of the nature described in (i) of this Subsection; (iii) filing an answer or other pleading admitting or failing to contest the material allegations of a petition filed in a proceeding of the nature described in (i) of this Subsection; or (iv) seeking, consenting to or acquiescing in the appointment of a liquidator or receiver of all or substantial part of that Member's property, a Member's Vessel is transferred to a party not bound by this Agreement;

                   c. termination or modification of the inshore/offshore allocation specified in Section 206(b) of the Act;

                   d. as of December 31st of any of the calendar years 2000 and thereafter, upon two (2) or more Members delivering a notice of termination to all other Members on or before September l/st/ of such year, if such notice of termination is not rescinded by any of the terminating Member(s) on or before September 15/th/ of such year.

               Termination of this Agreement shall not relieve any Member of its obligations to pay the damages set forth in Section 3 in connection with a pre-termination overharvest.

               7. Landing Tax. Pursuant to Section 210(f) of the Act, the Members agree to make payments to the State of Alaska for any pollock harvested in the Bering Sea/Aleutian Islands pollock fishery which is not landed in the State of Alaska, in amounts which would otherwise accrue had the pollock been landed in the State of Alaska subject to any landing taxes established under Alaska law. If a Member fails to make a payment in lieu of tax due under this Section, the Cooperative or any of the other Members may make such payment, and the non-paying Member shall be obligated to reimburse the paying parties within thirty (30) days. Any balance outstanding beyond such date shall bear interest in favor of the paying parties at the per annum rate equal to the prime rate of Bank of America, N.A., Seattle Branch, as the same may be announced from time to time, plus five percent (5%). Payments and interest due under this Section may be collected or reimbursed from the defaulting Member's bond or alternate security pursuant to Section 3, hereof.

             8. Community Development Quota Program "Sideboards". The Members that participate in Community Development Quota ("CDQ") program ventures agree to take such actions and execute such documents as may be necessary to insure that their CDQ group counterparts will not be disadvantaged by the cooperative harvesting arrangements such Members are entering into hereunder.

             9. Responsible Fishing Practices. The Members acknowledge that a primary objective of the Cooperative is to reduce bycatch and improve resource utilization. The Members further acknowledge that fishing practices can affect bycatch and utilization rates. The Members therefore agree to exercise all reasonable efforts to conduct their fishing practices responsibly, in a manner consistent with the overall goals and purposes of the Cooperative.

             10. Competitive Production and Marketing. To promote the maximum benefit to consumers of the products produced from the groundfish harvested under this Agreement, and to comply with the intents and purposes of federal and state consumer protection law, each Member hereby agrees to: (i) exercise all commercially reasonable efforts to maximize production from the resources it harvests under this Agreement; (ii) to conduct all processing, marketing and sales activities (other than those conducted jointly through the United States Surimi Commission in compliance with its Certificate of Review) on a fully independent, fully competitive basis; and (iii) to the extent that such Member purchases any resources for harvesting or processing by the Vessels (including but not limited to quota purchased from Catcher Vessels), to do so on a fully independent and fully competitive basis. The Members and each of them agree to hold no joint discussions, take no joint actions, and to exchange no information concerning such purchasing, processing, marketing and sales activities, other than as appropriate in connection with meetings of the North Pacific Fishery Management Council and National Marine Fisheries Service fishery policy and management regulation development process, and as permitted within the Certificate of Review of the United States Surimi Commission.

             11. Public Interest Research and Publication. The Members acknowledge that the primary purposes of the harvesting arrangement contemplated hereunder are improving their utilization of resources harvested in the Bering Sea and

Aleutian Islands pollock fisheries, reducing the incidental catch of non-target species, and promoting the adoption and continued support of resource utilization and conservation arrangements such as those contemplated under this Agreement. The Members therefore agree to contribute a per-ton amount determined by the Cooperative Board of Directors from time to time in support of such activities. All research and publication funded by the Cooperative is to be conducted in the public's interest, and the results of all such research shall be made available to the general public at no charge.

             12. Membership Agreement Enforcement. Each Member agrees that the Cooperative and/or any other Member(s) may enforce this Membership Agreement on behalf of the Cooperative and/or any of its Members. The procedure for doing so shall be as provided in the Cooperative's Bylaws.

             13. Remedies and Attorney's Fees. In addition to any of the remedies provided in this Agreement, each Member and the Cooperative shall have the right to have any provision of this Agreement specifically enforced through injunction, restraining order or any other form of equitable relief. Subject to the provisions of Sections 3 and 4, above, in connection with any legal proceeding related to this Agreement, the non-prevailing party shall pay the prevailing party's reasonable costs and fees associated with the proceeding. For purposes of this Agreement, "legal proceedings" shall include arbitration, administrative, bankruptcy and judicial proceedings, including appeals therefrom.

             14.       Miscellaneous

                       a. This Agreement contains the entire understanding of the parties as to the matters addressed herein, and supersedes all prior agreements related to the same. No amendment to this Agreement shall be effective against a party hereto unless in writing and duly executed by such party.

                       b. This Agreement shall be governed by and construed in accordance applicable federal law and the laws of the State of Washington.

                       c. This Agreement may be executed in counterparts which, when taken together, shall have the same effect as a fully executed original. Delivery of a signed copy of this Agreement by telefacsimile shall have the same effect as delivering a signed original.

                       d. The parties agree to execute any documents necessary or convenient to give effect to intents and purposes of this Agreement.

                       e. All notices to be given hereunder shaI1 be in writing and shall be deemed given when received addressed as follows:

                            Alaska Ocean Seafood, L.P.
                            Post Office Box 190
                            Anacortes, Washington 98221
                            Attn: Mr. Jeff Hendricks
                            Fax: (360) 293-6232

                            Alaska Trawl Fisheries, Inc.
                            100 Second Avenue South, Suite 200
                            Edmonds, Washington 98020
                            Attn: Mr. Craig Cross
                            Fax: (206) 771-6570

                            American Seafoods Company
                            Market Place Tower
                            2025 First Avenue, Suite 900
                            Seattle, Washington 98121
                            Attn: Mr. Michael J. Hyde
                            Fax: (206) 448-0202

                            Arctic Fjord, Inc.
                            400 North 34/th/ Street, Suite 306
                            Seattle, Washington 98103
                            Attn: Mr. Doug Christensen
                            Fax: (206) 547-3165

                            Arctic Storm, Inc.
                            400 North 34/th/ Street, Suite 306
                            Seattle, Washington 98103
                            Attn: Mr. Doug Christensen
                            Fax: (206) 547-3165

                            Glacier Fish Company LLC
                            1200 Westlake Avenue North, Suite 900
                            Seattle, Washington 98109
                            Attn: Mr. John Bundy
                            Fax: (206) 298-4750

                            Highland Light Seafoods, L.L.C.
                            3600 15/th/ Avenue West, Suite 300
                            Seattle, Washington 98119
                            Attn: Mr. Alan Chaffee
                            Fax: (206) 216-0988

                            Starbound Ltd. Partnership
                            5470 Shilshole Avenue N.W., Suite 500
                            Seattle, Washington 98107

                                      -l0-

                     Attn: Mr. Cary Swasand
                     Fax: (206) 784-5500

                     Tyson Foods, Inc.
                     12131 113/th/ Avenue N.E., Suite 203
                     Kirkland, Washington 98034
                     Attn: Mr. Doug MacLeod
                     Fax: (425) 202-4004


         The parties may from time to time change their address for notice purposes by written notice to the other parties.

                          f.  Except for the transfer of any rights pursuant to
Section l(h) or Section 4 hereof, which transfers shall be governed by such Sections, no party may assign its rights hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld. Such consent may be conditioned upon execution of an adherence agreement by the party to whom such rights are proposed to be assigned. This Agreement shal1 be binding on the successors and assigns of all parties hereto.

                          g.  This Agreement shall be construed as a whole
according to its fair meaning, without a presumption that it shall be more strictly construed against the person who drafted it, as each party has participated in its preparation with the assistance of counsel.

                          h.  The effectiveness of the Percentages of Annual
Allowances set forth herein, and specifically on Exhibit A hereof, is contingent upon this Agreement being timely filed in compliance with Section 210(a) and
Section 207(d)(2)(A) of the Act. If the Secretary of Commerce determines that the owner of the Vessels identified in paragraphs 10 through 14 of Section 208(e) of the Act is not entitled to the payment to be made under Section 207(d)(2)(A) of the Act, and such party does not receive equivalent compensation from the other Members within ten (10) business days of the distribution of such funds to the parties entitled to such alternative distribution under Section 207(d)(2)(B) of the Act, then the Members shall undertake, in good faith, to renegotiate such Percentages of Annual Allowances.

                          i.  Each Member warrants that each Vessel under that
Member's ownership, control or management shall be operated in accordance with this Agreement, regardless of whether such Vessel(s) remain under such Member's ownership, control or management.

                          j.  In the event that any provision of this Agreement
is held to be invalid or unenforceable, such provision shall be deemed to be severed from this Agreement, and such holding shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

                                      -ll-

                   Dated as of the date first set forth above.


ALASKA OCEAN SEAFOOD, L.P.                   ALASKA TRAWL FISHERIES, INC.



By __________________________________        By ________________________________
  Its _______________________________          Its _____________________________


AMERICAN SEAFOODS COMPANY                    ARCTIC FJORD, INC.



By __________________________________        By ________________________________
  Its _______________________________          Its _____________________________


ARCTIC STORM, INC.                           GLACIER FISH COMPANY LLC



By __________________________________        By ________________________________
  Its _______________________________          Its _____________________________


HIGHLAND LIGHT SEAFOODS, L.L.C.              STARBOUND LTD. PARTNERSHIP



By __________________________________        By ________________________________
  Its _______________________________          Its _____________________________


TYS0N FOODS, INC.                            POLLOCK CONSERVATION COOPERATIVE



By __________________________________        By ________________________________
  Its _______________________________          Its _____________________________

                                    EXHIBIT A

                        POLLOCK CONSERVATION COOPERATIVE

                  BERING SEA/ALEUTIAN ISLANDS POLLOCK FISHERY
                                HARVEST SCHEDULE

                                                     Percentage of Annual
                                                 Bering Sea/Aleutian Islands
   Members                                    Directed Pollock Fishery Allowance
   -------                                    ----------------------------------

Alaska Ocean Seafood, L.P.                                   2.891%

Alaska Trawl Fisheries, Inc.                                 1.375%

American Seafoods Company                                   15.949%

Arctic Fjord, Inc.                                           1.725%

Arctic Storm, Inc.                                           1.772%

Glacier Fish Company, LLC                                    3.097%

Highland Light Seafoods, L.L.C.                              1.698%

Starbound Ltd. Partnership                                   1.525%

Tyson Foods, Inc.                                            6.568%

   TOTAL                                                    36.600%

                                    EXHIBIT B

                                 LIST OF VESSELS


1.   AMERICAN DYNASTY (Official No. 951307);

2.   KATIE ANN (Official No. 518441);

3.   AMERICAN TRIUMPH (Official No. 646737);

4.   NORTHERN EAGLE (Official No. 506694);

5.   NORTHERN HAWK (Official No. 643771);

6.   NORTHERN JAEGER (Official No. 521069);

7.   OCEAN ROVER (Official No. 552100);

8.   ALASKA OCEAN (Official No. 637856);

9.   ENDURANCE (Official No. 592206);

10.  AMERICAN ENTERPRISE (Official No. 594803);

11.  ISLAND ENTERPRISE (Official No. 610290);

12.  KODIAK ENTERPRISE (Official No. 579450);

13.  SEATTLE ENTERPRISE (Official No. 904767);

14.  US ENTERPRISE (Official No. 921112);

15.  ARCTIC STORM (Official No. 903511);

16.  ARCTIC FJORD (Official No. 940866);

17.  NORTHERN GLACIER (Official No. 663457);

18.  PACIFIC GLACIER (Official No. 933627);

19.  HIGHLAND LIGHT (Official No. 577044); and

20.  STARBOUND (Official No. 944658)

                        ADDENDUM TO MEMBERSHIP AGREEMENT

              THIS ADDENDUM TO MEMBERSHIP AGREEMENT is entered into as of this __ day of June, 2001, by and among ALASKA OCEAN SEAFOOD, L.P., a Washington limited partnership, AMERICAN SEAFOODS COMPANY, a Washington corporation, ARCTIC FJORD, INC., a Washington corporation, ARCTIC STORM, INC., a Washington corporation, GLACIER FISH COMPANY LLC, a Washington limited liability company, HIGHLAND LIGHT SEAFOODS, L.L.C., a Washington limited liability company, STARBOUND LIMITED PARTNERSHIP, a Washington limited partnership, TRIDENT SEAFOODS CORPORATION, a Washington corporation (each a "Member" and together, "Members") and the POLLOCK CONSERVATION COOPERATIVE, a Washington nonprofit corporation (the "Cooperative") with respect to the following facts:

              A. On April 4, 2001, the Cooperative entered into a voluntary agreement with the High Seas Catchers Cooperative, the Mothership Fleet Cooperative, the Akutan Catcher Vessel Association, Arctic Enterprise Association, Northern Victor Fleet Cooperative, Peter Pan Fleet Cooperative, Unalaska Fleet Cooperative, Unisea Fleet Cooperative, and the Westward Fleet Cooperative to reduce Western Alaska chum salmon bycatch (the "Bycatch Agreement").

              B. In order to give fuI1 effect to the rights and obligations contained in the Bycatch Agreement, the Cooperative and each of its Members desire to amend the Cooperative's Membership Agreement to give effect to measures contained in the Bycatch Agreement.

              NOW THEREFORE, the parties agree as follows:

              1. Amendment of the Cooperative Membership Agreement. The following provisions shall be added as an addendum to the Cooperative Membership
Agreement:

              The Cooperative and each of its Members hereby agree to comply with the term and conditions of the Bycatch Agreement. The Cooperative shall enforce, and the Members hereby agree to comply with "Savings Closures," as defined in the Bycatch Agreement. Upon the Cooperative's receipt of notice of a Savings Closure, it shall notify all Members of that closure. Any vessel that subsequently violates the Savings Closure shall be penalized as follows:

              a. The first violation of a Savings Closure shall be penalized by an amount equal to fifty percent (50%) of the ex-vessel value of the pollock caught in the Savings Area (as that term is defined in the Bycatch Agreement). Second and subsequent violations of a Savings Closure shall be penalized one hundred percent (100%) of the ex-vessel value of the pollock caught in the Savings Area. For the purpose of enforcement under this Section, cooperative catch data produced by SeaState in conformance with NMFS catch accounting and bycatch estimation procedures will be presumed accurate.

              b. The Members hereby acknowledge and agree that the damages resulting from violating a Savings Closure are difficult to estimate and that penalty amounts are therefore intended to be a substitute in all cases for direct, indirect, and consequential damages. Therefore, the Members agree that the penalty amounts established under the above-listed penalty provisions are liquidated damages, the payments of which (together with reasonable costs of collection) shall satisfy all obligations related to a Member's violation of a Savings Closure. The Cooperative and each of the Members hereby waive any and all claims to direct, indirect, or consequential damages related to such violation.

              c. The members of all other cooperatives and associations that are party to the Bycatch Agreement may initiate Savings Closure enforcement or penalty actions in the Cooperative as though they were a Member. However the authority to enforce or penalize Savings Closure violations committed by Members, including the authority to levy fines, penalties, forfeitures, or costs related to such actions, is exclusively reserved to the Cooperative.

              2. Termination Date. This Addendum shall not be effective beyond the termination date of the Bycatch Agreement, which is November 30, 2001.

              3. Counterparts; Faxed Signatures. This Addendum may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall be one and the same Agreement. Signatures transmitted by facsimile shall be fully binding and effective for all purposes.

                            [SIGNATURE PAGE FOLLOWS]

              EXECUTED as of the day and year first set forth above.

ALASKA OCEAN SEAFOOD, L.P.               TRIDENT SEAFOODS CORPORATION


By_______________________________        By_______________________________
  Its____________________________          Its____________________________


AMERICAN SEAFOODS COMPANY                ARCTIC FJORD, INC.


By_______________________________        By_______________________________
  Its____________________________          Its____________________________


ARCTIC STORM, INC.                       GLACIER FISH COMPANY LLC


By_______________________________        By_______________________________
  Its____________________________          Its____________________________


HIGHLAND LIGHT SEAFOODS, L.L.C.          STARBOUND LIMITED PARTNERSHIP


By_______________________________        By_______________________________
  Its____________________________          Its____________________________

                     FIRST AMENDMENT TO MEMBERSHIP AGREEMENT



          THIS FIRST AMENDMENT TO MEMBERSHIP AGREEMENT ("Amendment") is entered into as of this 16/th/ day of December, 1999, by and among ALASKA OCEAN SEAFOOD, L.P., a Washington limited partnership, AMERICAN SEAFOODS COMPANY, a Washington corporation, ARCTIC FJORD, INC., a Washington corporation, ARCTIC STORM, INC., a Washington corporation, GLACIER FISH COMPANY LLC, a Washington limited liability company, HIGHLAND LIGHT SEAFOODS, L.L.C., a Washington limited liability company, STARBOUND LTD. PARTNERSHIP, a Washington limited partnership, TRIDENT SEAFOODS CORPORATION, a Washington corporation, and any other members admitted pursuant to the Membership Agreement (as defined below) (together, the "Members"), and the POLLOCK CONSERVATION COOPERATIVE, a Washington nonprofit corporation (the "Cooperative").

                                    RECITALS

          A. The Members, Alaska Trawl Fisheries, Inc. and the Cooperative are parties to that certain Membership Agreement dated as of December l8, 1998 (the "Membership Agreement".

          B. Alaska Trawl Fisheries, Inc. has, as of the date of this Amendment, transferred all of its fishing rights and al1 of its rights and obligations under the Membership Agreement to certain Members and to certain other persons who will make their interests available to certain Members.

          C. The parties wish to execute this Amendment to confirm that Alaska Trawl Fisheries, Inc. is no longer a member of the Cooperative and to revise Exhibit A of the Membership Agreement so that it reflects new percentages based on rights acquired by certain Members as well as rights owned by third parties that will be used by certain Members.

          NOW, THEREFORE the parties agree as follows:

          1. Removal of Alaska Trawl Fisheries, Inc. Pursuant to that certain Assignment, Adherence and Consent Agreement of even date herewith to which Alaska Trawl Fisheries, Inc. and the Members, among others, are parties, Alaska Trawl withdrew as a member of the Cooperative. The Members hereby acknowledge the withdrawal of Alaska Trawl Fisheries, Inc. from the Cooperative.

          2. Revised Shares. Exhibit A of the Membership Agreement is hereby replaced with the attached First Revised Exhibit A.

       3. Full Force and Effect. Other than as expressly modified hereby, the terms and conditions of the Membership Agreement shall continue in full force and effect.

       4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, and all of which when taken together shal1 constitute one and the same Agreement. Facsimile transmitted signatures shall be fully binding and effective for all purposes.

       Dated as of the date first set forth above.

ALASKA OCEAN SEAFOOD, L.P.                     TRIDENT SEAFOODS CORPORATION


By __________________________________          By ______________________________
   Its ______________________________             Its __________________________

AMERICAN SEAFOODS COMPANY                      ARCTIC FJORD, INC.


By __________________________________          By ______________________________
   Its ______________________________             Its __________________________

ARCTIC STORM, INC.                             GLACIER FISH COMPANY LLC


By __________________________________          By ______________________________
   Its ______________________________             Its __________________________

HIGHLAND LIGHT SEAFOODS, L.L.C.                STARBOUND LTD. PARTNERSHIP


By __________________________________          By ______________________________
   Its ______________________________             Its __________________________

POLLOCK CONSERVATION
COOPERATIVE


By  _______________________________

    Its____________________________

                             FIRST REVISED EXHIBIT A

                        POLLOCK CONSERVATION COOPERATIVE

                   BERING SEA/ALEUTIAN ISLANDS POLLOCK FISHERY
                                HARVEST SCHEDULE



                                                     Percentage of Annual
                                                 Bering Sea/ Aleutian Islands
        Members                               Directed Pollock Fishery Allowance
        -------                               ----------------------------------

Alaska Ocean Seafood, L.P.                                  3.004%

American Seafoods Company                                  16.572%

Arctic Fjord, Inc.                                          1.792%

Arctic Storm, Inc.                                          1.841%

Glacier Fish Company, LLC                                   3.218%

Highland Light Seafoods, L.L.C.                             1.764%

Starbound Ltd. Partnership                                  1.585%

Trident Seafoods Corporation                                6.824%

   TOTAL                                                   36.600%

                    SECOND AMENDMENT TO MEMBERSHIP AGREEMENT

     This SECOND AMENDMENT TO MEMBERSHIP AGREEMENT (this "Amendment") is dated July ___, 2001 by and among ALASKA OCEAN SEAFOOD, L.P., a Washington limited partnership, ASC, INC. (formerly, American Seafoods Company), a Washington corporation, AMERICAN SEAFOODS COMPANY LLC, a Delaware limited liability company, ARCTIC FJORD, INC., a Washington corporation, ARCTIC STORM, INC., a Washington corporation, GLACIER FISH COMPANY LLC, a Washington limited liability company, HIGHLAND LIGHT SEAFOODS L.L.C., a Washington limited liability company, STARBOUND LIMITED PARTNERSHIP, a Washington limited partnership, TRIDENT SEAFOODS CORPORATION, a Washington corporation (all together, the "Members") and POLLOCK CONSERVATION COOPERATIVE, a Washington nonprofit corporation (the "Cooperative").

                                    RECITALS

          A. The Members (excluding American Seafoods Company LLC) and the Cooperative are parties to that certain Membership Agreement dated as of December 18, 1998, as amended by that certain First Amendment to Membership Agreement dated December 16, 1999 (the "Membership Agreement").

          B. ASC, Inc. has transferred its rights and obligations under the Membership Agreement to American Seafoods Company LLC.

                                    AGREEMENT

          Now, therefore, the members agree as follows:

          1. Substitution of Member. The parties acknowledge that ASC, Inc. has assigned all of its rights under the Membership Agreement to American Seafoods Company LLC, and American Seafoods Company LLC has assumed all of ASC, Inc.'s obligations under the Membership Agreement. The Membership Agreement is hereby amended to substitute American Seafoods Company LLC for ASC, Inc., as a Member of the Cooperative.

          2. Other Provisions. Other than as amended by the First Amendment of December 16, 1999 and this Amendment, all provisions of the Membership Agreement remain in full force and effect.

          3. Counterparts and Fax. This Amendment may be signed in counterparts which, when taken together, shall have the same effectiveness as a fulIy executed original. Delivery of a signed copy of this Amendment by telefacsimile transmission shall have the effectiveness of delivering a signed original.

                  EXECUTED as of the date first written above.

ALASKA OCEAN SEAFOOD, L.P.                   ARCTIC FJORD, INC.


By:________________________________          By:_______________________________
    Its:___________________________             Its:___________________________

AMERICAN SEAFOODS COMPANY LLC                ARCTIC STORM, INC.


By:________________________________          By:_______________________________
    Its:___________________________             Its:___________________________

GLACIER FISH COMPANY LLC                     HIGHLAND LIGHT SEAFOODS, L.L.C.


By:________________________________          By:_______________________________
    Its:___________________________             Its:___________________________

STARBOUND LIMITED PARTNERSHIP                TRIDENT SEAFOODS CORPORATION


By:________________________________          By:_______________________________
    Its:___________________________             Its:___________________________

ASC, INC.                                    POLLOCK CONSERVATION COOPERATIVE


By:________________________________          By:_______________________________
    Its:___________________________             Its:___________________________

                                       2